UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2024 (June 5, 2024)

ENTERPRISE BANCORP, INC.
(Exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell,	Massachusetts	01852
(Address of principal executive offices)		(Zip Code)

(978)459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EBTC	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of John P. Clancy, Jr. as Chief Executive Officer and Director
On June 5, 2024, Mr. John P. Clancy, Jr., a director and the Chief Executive Officer of Enterprise Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Enterprise Bank & Trust Company (the “Bank”), notified the Boards of Directors of the Company and the Bank of his decision to retire from the Boards of Directors and as Chief Executive Officer of the Company and the Bank and transition to an executive advisor role. On June 5, 2024, the Boards of Directors of the Company and the Bank voted to accept the voluntary resignation of Mr. Clancy, effective immediately.
Mr. Clancy served as a member of the Boards of Directors of the Company and the Bank since 2003 as a member of the class of directors whose term expires at the Company’s 2027 annual meeting of shareholders. Mr. Clancy also served as the Chief Executive Officer of the Company and the Bank since 2007 and has been with the Bank since its inception. Mr. Clancy most recently served as a member of the Executive and Strategic Planning Committees of the Company’s Board of Directors, and the Enterprise Wealth Management, Loan, and Technology and Information Security Committees of the Bank’s Board of Directors. Mr. Clancy’s resignation did not relate to any disagreement on matters related to the Company’s operations, policies or practices or any other matter, and Mr. Clancy was not aware of any deficiencies in financial or operating controls at the time of his resignation.
The Company and the Bank are deeply appreciative of Mr. Clancy for his years of dedicated service and contributions to the Company and the Bank. The Company and the Bank intend to enter into a Transition Services Agreement with Mr. Clancy, the terms of which are described below. The Boards of Directors of the Company and the Bank have also designated Mr. Clancy as a non-voting Honorary Director of the Company and the Bank to hold such designation at the pleasure of the Boards of Directors.
(c), (d) Appointment of Steven R. Larochelle as Chief Executive Officer and Director
On June 5, 2024, the Boards of Directors of the Company and the Bank appointed Mr. Steven R. Larochelle to serve as the Chief Executive Officer of both the Company and the Bank, effective immediately.
Mr. Larochelle, age 60, has been serving as the Chief Banking Officer of the Bank since March 2009. Prior to that time, Mr. Larochelle also served as Chief Commercial Real Estate Lender of the Company and the Bank since 2003. Mr. Larochelle began his career in the banking industry and specialized in commercial lending for various community banks from 1985 until joining the Bank in 1996. Mr. Larochelle has a Bachelor of Science in Marketing from the University of Massachusetts Lowell and a Masters of Business Administration from Rivier University.
On June 5, 2024, the Boards of Directors of the Company and the Bank also appointed Mr. Larochelle to serve as a director of both the Company and the Bank, effective immediately. Mr. Larochelle will fill the vacancy on the Boards of Directors resulting from the resignation of Mr. Clancy and will serve for the remainder of the full term of the class of directors in which Mr. Clancy was elected, which is due to expire at the Company’s 2027 annual meeting of shareholders. Mr. Larochelle was also appointed to the Executive and Strategic Planning Committees of the Company’s Board of Directors and the Enterprise Wealth Management, Loan, and Technology and Information Security Committees of the Bank’s Board of Directors.
There is no family relationship between Mr. Larochelle and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions between the Company and Mr. Larochelle that are reportable pursuant to Item 404(a) of Regulation S-K.
A copy of the press release issued by the Company on June 7, 2024 in connection with Mr. Clancy’s resignation and Mr. Larochelle’s appointment as Chief Executive Officer and a director of the Company and the Bank is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
(e) Employment Agreement with Steven R. Larochelle
On June 5, 2024, the Company entered into an Employment Agreement with Mr. Larochelle in connection with his appointment as the Chief Executive Officer of the Company and Bank, effective June 5, 2024 (the “Employment Agreement”).
The Employment Agreement is for an initial term of three (3) years, followed by three (3) year automatic renewals at the end of each term following the initial term unless notice of termination is provided by either the Company, the Bank or Mr. Larochelle not less than sixty (60) days prior to the end of such term or unless the Employment Agreement (and Mr. Larochelle’s employment thereunder) is otherwise terminated as set forth in the Employment Agreement.
In consideration for his services rendered to the Company and the Bank, Mr. Larochelle will be awarded a base salary of $600,000 per annum, subject to such increases as the Boards of Directors of the Company and the Bank may from time to time approve in their sole discretion. Mr. Larochelle is also eligible to participate in the Company’s cash incentive or bonus plan and equity plans as may be authorized, declared and/or paid by the Boards of Directors of the Company and the Bank to executive employees, generally, with minimum target total direct compensation, including base salary, annual target cash incentive, and annual equity grant value, of $1,150,000. Mr. Larochelle is also entitled to receive retirement benefits, medical benefits, group benefits, the use of an automobile, and reimbursement of dues and business related expenses at a country club.
The Employment Agreement also includes severance benefits that are subject to Mr. Larochelle signing a release. If Mr. Larochelle is terminated by reason of Expiration of the Term (as such term is defined in the Employment Agreement) or for Cause (as such term is defined in the Employment Agreement) or he resigns voluntarily, he is entitled to the Accrued Obligations (as such term is defined in the Employment Agreement) and the Additional Benefits (as such term is defined in the Employment Agreement). If Mr. Larochelle’s termination is related to death or disability, he is entitled to receive the Accrued Obligations, the Additional Benefits, an amount equal to his Highest Annual Compensation (as such term is defined in the Employment Agreement), and all health and welfare coverage and benefits for a period of eighteen (18) months, including those for the benefit of Mr. Larochelle’s spouse and other eligible dependents. If Mr. Larochelle is terminated without Cause or for Good Reason (as such terms are defined in the Employment Agreement), he is entitled to receive the Accrued Obligations, the Additional Benefits, an amount equal to three (3) times his Highest Annual Compensation (the “Severance Payment”), the full premiums for Mr. Larochelle’s and any covered beneficiary’s coverage under COBRA health continuation benefits for eighteen (18) months after the date of his termination, and reimbursement for the reasonable fees of a professional out-placement service selected by Mr. Larochelle. If Mr. Larochelle voluntarily terminates his employment for any reason other than for Good Reason, including Retirement (as such term is defined in the Employment Agreement), he is entitled to the Accrued Obligations, the Additional Benefits, any bonus actually awarded or earned for a prior year or current year, but not yet paid as of the date of termination, and the Continuing Benefit Plans (as such term is defined in the Employment Agreement). If Mr. Larochelle is terminated within thirty-six (36) months prior to, or during the period ending on the date two (2) years after, a Change in Control (as such term is defined in the Employment Agreement), he is also entitled to the Severance Payment. Mr. Larochelle is also subject to confidentiality, non-competition and non-solicitation restrictions for a term of one (1) year following the termination of his employment as described in the Employment Agreement.
The foregoing description of the Employment Agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety to the full text of the Employment

Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Grant of Restricted Stock to Steven R. Larochelle
At a meeting held on June 5, 2024, the Company’s Board of Directors approved a grant of shares of restricted stock under the Company’s 2016 Stock Incentive Plan (the “2016 Plan”) to Mr. Larochelle with a value of $250,000, effective June 5, 2024. The shares of restricted stock were granted to Mr. Larochelle pursuant to the terms of the Executive Officer Restricted Stock Agreement that is substantially consistent with the forms and descriptions thereof previously filed with the Securities and Exchange Commission by the Company. 50% of this restricted stock grant will vest based on time vesting at 25% per year over four years and 50% of this restricted stock grant will vest based on the Company’s attainment of certain cumulative diluted earnings per share criteria, as set forth below:
a.when cumulative diluted earnings per share from January 1, 2024 forward reach $2.31, 25% of the restricted shares granted will vest; and
b.when cumulative diluted earnings per share from January 1, 2024 forward reach $4.62, an additional 25% of the restricted shares granted will vest; and
c.when cumulative diluted earnings per share from January 1, 2024 forward reach $6.93, an additional 25% of the restricted shares granted will vest; and
d.when cumulative diluted earnings per share from January 1, 2024 forward reach $9.24, an additional 25% of the restricted shares granted will vest.
If the Company’s cumulative diluted earnings per share do not reach $9.24 by December 31, 2028 (approximately 5 years from January 1, 2024), any unvested restricted shares will be forfeited. The calculation of cumulative diluted earnings per share will be made at the end of each fiscal quarter and restricted stock will be considered to be earned at the close of business on the day the Company issues its earnings release for the fiscal quarter in which the criteria is met.
The Company’s Board of Directors also approved a grant of restricted stock with a value of $100,000, effective January 2, 2025. All of this restricted stock grant will vest based on time vesting at 25% per year over four years.
If there is an offering of the Company’s common stock or shares of the Company’s common stock are issued in connection with an acquisition, the above targets can be adjusted by the Company’s Board of Directors based upon a recommendation from the Compensation and Human Resources Committee of the Company’s Board of Directors.

Transition Services Agreement with John P. Clancy, Jr.
On June 5, 2024, the Company entered into a Transition Services Agreement with Mr. Clancy in connection with his resignation as the Chief Executive Officer of the Company and Bank, effective June 5, 2024 (the “Transition Services Agreement”). The Transition Services Agreement replaces Mr. Clancy’s prior employment agreement with the Company, effective July 9, 2015 (the “Clancy Employment Agreement”), and neither the Company, the Bank nor Mr. Clancy are obligated under the terms of such Clancy Employment Agreement, including any rights and benefits provided to Mr. Clancy thereunder, except as set forth in the Transition Services Agreement. Under the terms of the Transition Services Agreement, Mr. Clancy will continue to remain employed by the Company and the Bank as a common law employee of the Company and the Bank through September 30, 2024 (the “Termination Date”), at which time Mr. Clancy will retire from employment with the Company and the Bank.
In consideration for his services rendered to the Company and the Bank, Mr. Clancy will be awarded an annual base salary of $200,000, beginning June 5, 2024 through the Termination Date. Mr. Clancy will continue to participate in all employee benefit arrangements sponsored by the Company and/or the Bank as though his service and positions with the Company and/or the Bank was never interrupted or severed, subject to the Company’s and/or the Bank’s discretion. Upon the Termination Date, Mr. Clancy will receive a lump sum cash payment equal to 18 months of premium payments for continuation coverage under COBRA and Medicare supplements, and a lump sum cash payment for accrued and unused vacation through June 5, 2024.
The Transition Services Agreement also provides that the Change in Control (as such term is defined in the Clancy Employment Agreement) provisions of the Clancy Employment Agreement shall continue to apply such that if a Change in Control is consummated within the 36-month period from the Termination Date, then the benefits contained therein will be due, owing and payable to Mr. Clancy upon consummation of such Change in Control. However, if there is an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, that is caused by the payments triggered due to a Change in Control, then the compensation otherwise payable to Mr. Clancy shall be reduced to the minimum extent necessary such that no “excess” parachute payment remains.
The foregoing description of the Transition Services Agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety to the full text of the Transition Services Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are included with this Current Report on Form 8-K:

Exhibit 10.1: Employment Agreement, dated June 5, 2024, by and among Enterprise Bancorp, Inc., Enterprise Bank and Trust Company, and Steven R. Larochelle (schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

Exhibit 10.2: Transition Services Agreement, dated June 5, 2024, by and among Enterprise Bancorp, Inc., Enterprise Bank and Trust Company, and John P. Clancy, Jr. (schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

Exhibit 99.1: Press Release, dated June 7, 2024, issued by Enterprise Bancorp, Inc.

Exhibit 104: Cover Page Interactive Data File (imbedded within the Inline XBRL document).

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: June 7, 2024	By:	/s/ Joseph R. Lussier
Joseph R. Lussier
Executive Vice President, Treasurer and Chief Financial Officer